UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2013

CST BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Valero Way Building D, Suite 200 San Antonio, Texas (Address of principal executive offices)	78249 (zip code)
Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 7, 2013, CST Brands, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Valero Energy Corporation (the “Selling Stockholder”), Citigroup North America, Inc. (the “Exchange Party”) and the representatives of the several underwriters named on Schedule I thereto (the “Underwriters”) relating to the previously announced offer and sale of 13,112,564 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) by the Selling Stockholder (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholder has granted the Underwriters a 30-day option to purchase up to an aggregate of 1,966,884 additional shares of Common Stock held by the Selling Stockholder to cover over-allotments. The material terms of the Offering are described in the prospectus, dated November 7, 2013 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 7, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-191162), initially filed by the Company on September 13, 2013. The Company will not receive any proceeds from the sale of shares by the Selling Stockholder. The offering is expected to be consummated on or about November 14, 2013, subject to certain closing conditions.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions, as well as a form Lock-up Agreement that has been signed by certain of the Company’s directors and officers.
The Underwriting Agreement, including the form of Lock-up Agreement, is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description is qualified in its entirety by reference to such exhibit.
On November 7, 2013, the Company entered into an exchange agreement (the “Exchange Agreement”) with the Selling Stockholder and the Exchange Party. Under the Exchange Agreement, subject to certain conditions, the Exchange Party, the debt exchange party and an affiliate of Citigroup Global Markets Inc., the representative of the Underwriters, as a principal for its own account, will acquire the shares to be sold in the Offering in exchange for the satisfaction and discharge of a portion of a short-term loan it made to the Selling Stockholder.
The Exchange Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference. The above description is qualified in its entirety by reference to such exhibit.
Item 7.01 Regulation FD Disclosure
On November 7, 2013, the Company issued a press release to announce the pricing of its previously announced underwritten public offering. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release attached to this current report on Form 8-K as Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The information furnished in this Item 7.01 shall not be incorporated by reference into any Company filing or any other document under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such filing or document. The information furnished in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.
This Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Safe Harbor Statement
Statements contained in this report, or in the attached Exhibit 99.1 to this report, that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Commission.
The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the Commission, through press releases or through other public disclosure.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated November 7, 2013 by and among the Company, Valero Energy Corporation, Citigroup North America, Inc. and the various underwriters party thereto.
1.2	Exchange Agreement dated November 7, 2013 by and among the Company, Valero Energy Corporation and Citigroup North America, Inc.
99.1	Press release dated November 7, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CST BRANDS, INC.
Date: November 7, 2013
/s/ Cynthia P. Hill
By:    Cynthia P. Hill
Title:    General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated November 7, 2013 by and among the Company, Valero Energy Corporation, Citigroup North America, Inc. and the various underwriters party thereto.
1.2	Exchange Agreement dated November 7, 2013 by and among the Company, Valero Energy Corporation and Citigroup North America, Inc.
99.1	Press release dated November 7, 2013.